                                                     Exhibit No. EX-99.23(d)(10)

                                    FORM OF

                             QUAKER INVESTMENT TRUST

                        INVESTMENT SUBADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered into as of the __ day of ______,  2006, by and between Quaker Funds, Inc.  ("Adviser") and DG Capital  Management,  Inc.
("Sub-Adviser").

                                    RECITALS

     WHEREAS,  Quaker Investment Trust (the "Trust") is organized under the laws of the state of Massachusetts as an unincorporated  business trust operating and registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Amended and Restated Declaration of
Trust and bylaws to issue separate Portfolios of shares  representing  interests in separate investment portfolios (the "Portfolios"); and

     WHEREAS,  the Trust has  authorized  the  issuance of shares of  beneficial interest in, among  others,  a Portfolio  known as the Quaker Global Growth Fund
(the "Fund"); and

     WHEREAS,   Adviser  is  registered  as  an  investment  adviser  under  the
Investment  Advisers Act of 1940, as amended (the "Advisers Act") and engages in the business of asset management; and

     WHEREAS,  Sub-Adviser  is  registered  as an  investment  adviser under the
Advisers Act and engages in the business of asset management; and

     WHEREAS,  the Trust has  retained  Adviser to furnish  investment  advisory services to the Fund pursuant to a written agreement dated _________, 2006; and

     WHEREAS,  Adviser,  with  the  consent  of the  Trust,  desires  to  retain
Sub-Adviser  to furnish  day-to-day  investment  advisory  services  to the Fund pursuant to the terms and  conditions  of this  Agreement,  and  Sub-Adviser  is willing to so furnish such services,

     NOW  THEREFORE,  in  consideration  of the foregoing and the agreements and covenants herein contained,  the parties hereto,  intending to be legally bound, agree as follows:

1.   Appointment

     Adviser,  with the consent of the Trust,  hereby  appoints  Sub-Adviser  to provide day-to-day  investment advisory services to the Fund for the periods and on the terms set forth in this  Agreement.  Sub-Adviser  accepts the appointment and agrees to furnish the services herein set forth for the compensation  herein provided.

2.   Delivery of Documents

     The  Trust  has   furnished   Sub-Adviser   with   properly   certified  or
authenticated copies of each of the following:

(a)  Resolutions of the Trust's Board of Trustees authorizing the appointment of
     Sub-Adviser and approving this Agreement;

(b)  The Trust's most current  Registration  Statement on form N-1A  promulgated under the 1940 Act and under the Securities Act of 1933, as amended; and

(c)  The Trust's  current  Prospectus  and Statement of  Additional  Information
     (together called the "Prospectus").

     Adviser and/or the Trust will furnish  Sub-Adviser with properly  certified or authenticated  copies of all amendments of or supplements to the foregoing at the  same  time as such  documents  are  required  to be  filed  with  the  U.S.
Securities and Exchange Commission ("SEC") and/or state authorities.

3.   Management

     Subject to the  supervision  of the Trust's  Board of Trustees and Adviser,
Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities,  investments, cash and cash  equivalents  held by the Fund.  Sub-Adviser  will  determine what securities and other investments will be purchased, retained or sold by the Fund and will execute such  decisions.  Sub-Adviser  will provide the services  under this Agreement in accordance with the Fund's investment objectives, policies and restrictions  as  such  are set  forth  in the  Prospectus  from  time to  time.
Sub-Adviser further agrees that it will employ such efforts as required pursuant to its fiduciary responsibilities under the Advisers Act, to:

     (a)  Conform its activities to all applicable  rules and Regulations of the
     SEC and will, in addition,  conduct its activities  under this Agreement in accordance  with the  regulations  of any other federal and state  agencies which may now or in the future have  jurisdiction over its activities under this Agreement;

     (b)  Place orders  pursuant to its investment  determinations  for the Fund either  directly with the respective  issuers or with any broker or dealer.
     In placing  orders with  brokers or dealers,  Sub-Adviser  will  attempt to obtain the best net price and the most  favorable  execution of its orders.
     Consistent  with this  obligation,  when  Sub-Adviser  believes two or more brokers or dealers are comparable in price and execution,  Sub-Adviser  may prefer:  (i) brokers and dealers who provide the Fund with research  advice and other  services;  and (ii) brokers who are  affiliated  with the Trust,
     Adviser,  and/or Sub-Adviser;  provided,  however, that in no instance will portfolio  securities be purchased from or sold to Sub-Adviser in principal transactions; and

     (c)  Provide,  at its own cost, all office space,  facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

4.   Exclusive Services

     [Sub-Adviser shall not, during the term of this agreement,  furnish similar investment  advisory services to any other investment funds registered under the
1940 Act, with the exception of the Quaker Strategic Growth Fund.]

5.   Books and Records

     In compliance with Rule 31a-3 promulgated  under the 1940 Act,  Sub-Adviser hereby  agrees that all records  which it maintains  for the benefit of the Fund are the  property of the Fund and further  agrees to  surrender  promptly to the
Fund any of such records upon the Fund's request.  Sub-Adviser further agrees to preserve for the periods  prescribed  by Rule 31a-2  promulgated  under the 1940
Act,  the  records  required  to be  maintained  by it  pursuant  to Rule  31a-1 promulgated  under the 1940 Act that are not  maintained  by others on behalf of the Fund.

6.   Expenses

     During  the  term of this  Agreement,  Sub-Adviser  will  pay all  expenses incurred by it in connection with its investment  advisory services furnished to the Fund other than the costs of  securities  and other  investments  (including brokerage  commissions and other transaction  charges) purchased or sold for the
Fund.

7.   Compensation

     Adviser  will pay to  Sub-Adviser,  and  Sub-Adviser  will  accept  as full compensation for its services rendered  hereunder,  an investment  advisory fee, computed at the end of each month and  payable  within  five (5)  business  days thereafter, equal to the annual rate of 1.25% of the average daily net assets of the Fund.  All parties to this  Agreement do hereby  authorize  and instruct the
Fund's  administrator,  Citco Mutual Fund Services,  Inc., or its successor,  to provide a calculation each month of the gross amount due to Sub-Adviser.  In the event that Sub-Adviser's  services to the Fund begin or end at a time other than the beginning or end of a month,  fees payable to  Sub-Adviser  will be prorated for that portion of the month during which services were actually rendered.

8.   Limitation of Liability

     Sub-Adviser  shall not be liable for any error of judgment,  mistake of law or loss  suffered  by the  Fund  in  connection  with  the  performance  of this
Agreement,  except a loss to the Fund resulting  from a breach of  Sub-Adviser's fiduciary  duties with respect to the receipt of compensation  for services or a loss to the Fund resulting from the Sub-Adviser's willful malfeasance, bad faith or  gross  negligence  on its  part in the  performance  of its  duties  or from reckless disregard by it of its obligations or duties under this Agreement.

9.   Duration and Termination

     (a)  This  Agreement  shall become  effective as of the date first  written above and, unless sooner terminated as provided herein, shall continue in effect for two years.  Thereafter,  this  Agreement  shall be renewable for  successive periods of one year each,  provided such  continuance is  specifically  approved annually:

          (i)  by the  vote of a  majority  of  those  members  of the  Board of
          Trustees who are not parties to this  Agreement or interested  persons of any such party (as that term is  defined in the 1940 Act),  cast in person at a meeting called for the purpose of voting on such approval;
          and

          (ii) by either  the  affirmative  vote of a  majority  of the Board of
          Trustees  or  the  vote  of  a  majority  of  the  outstanding  voting securities  of the Fund (as such a  majority  is  defined  in the 1940
          Act).

     (b)  Notwithstanding the foregoing, this Agreement may be terminated by:

          (i)  Adviser, if such termination is approved by the vote of the Board of Trustees of the Trust or the vote of a majority of the  outstanding voting  securities  of the Fund (as such a majority  is defined in the
          1940 Act), at any time without the payment of any penalty,  upon sixty
          (60) calendar days' written notice to Sub-Adviser; or

          (ii)  Sub-Adviser  at any time upon sixty (60) calendar  days' written notice, without payment of any penalty.

     (c)  This  Agreement  will  automatically  terminate  in the  event  of its assignment (as that term is defined in the 1940 Act).

10.  Amendment of this Agreement

     No provision  of this  Agreement  may be changed,  waived,  discharged,  or terminated  orally, but only by a written instrument signed by the party against which enforcement of the change, waiver,  discharge or termination is sought. No material  amendment of this Agreement  shall be effective until approved by vote of a majority of the  outstanding  voting  securities of the Fund (as defined in the 1940 Act).

11.  Miscellaneous

     The captions in this  Agreement are included for  convenience  of reference only and in no way  define or limit any of the  provisions  hereof or  otherwise affect their construction or effect. If any provision of this Agreement shall be held or made  invalid  by a court  decision,  statute,  rule or  otherwise,  the remainder of the Agreement shall not be affected  thereby.  This Agreement shall be binding on, and shall  inure to the benefit of, the parties  hereto and their respective successors.

12.  Counterparts

     This Agreement may be executed in counterparts by the parties hereto,  each of which  shall  constitute  an  original,  and all of  which,  together,  shall constitute one Agreement.

13.  Governing Law

     This Agreement shall be construed in accordance  with, and governed by, the laws of the Commonwealth of Pennsylvania.

14.  Notices

     Except  as  otherwise  provided  in this  Agreement,  any  notice  or other communication  required  by or  permitted  to be given in  connection  with this
Agreement  will be in writing and will be  delivered  in person or sent by first class mail,  postage  prepaid or by prepaid  overnight  delivery  service to the respective parties as follows:

If to Adviser:                  If to Sub-Adviser:

Quaker Funds, Inc.              DG Capital Management, Inc.
309 Technology Drive            260 Franklin Street, Suite 1600
Malvern, PA 19355               Boston, MA  02110
Attn:  Jeffry H. King, Sr.      Attn:  Manu Daftary
Chief Executive Officer         President

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their officers designated below as of the day and year first written above.

Attest:                                 QUAKER FUNDS, INC.

By: ______________________________      By: ______________________________
Name:                                   Name:
Title:                                  Title:

Attest:                                 DG CAPITAL MANAGEMENT, INC.

By: ______________________________      By: ______________________________
Name:                                   Name:
Title:                                  Title: